UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

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☐ Preliminary Proxy Statement
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☐ Definitive Proxy Statement
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☐ Soliciting Material Pursuant to §240.14a-12

Skinny Nutritional Corp.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SKINNY NUTRITIONAL CORP.
Three Bala Plaza East, Suite 101
Bala Cynwyd, PA 19004

SUPPLEMENT TO
PROXY STATEMENT
for
Special Meeting of Stockholders
To Be Held on March 11, 2011

Notice of Adjournment of Meeting Date
and Supplemental Disclosure of Recent Transactions

To the Stockholders of
SKINNY NUTRITIONAL CORP.:

Please be advised that the Board of Directors of Skinny Nutritional Corp. (the “Company”) has determined to adjourn the Special Meeting of Stockholders before consideration of the proposal described in the definitive Proxy Statement dated February 2, 2011 (the “Proxy Statement”).  The Company intends to adjourn the Special Meeting to March 11, 2011. The Special Meeting, which was initially scheduled to be held on March 1, 2011, is being adjourned to March 11, 2011 in order to provide the Company’s shareholders of record as of January 14, 2011, the record date for the Special Meeting (the “Record Date”), with additional time to consider the transactions described herein and reported in the Company’s Current Report on Form 8-K filed with the SEC on February 28, 2011. The meeting, as adjourned, will be held at The Crowne Plaza Valley Forge, 260 Mall Boulevard, King of Prussia, Pennsylvania 19406 on March 11, 2011 at 1:00 p.m., Eastern time.

The sole purpose of the Special Meeting is to consider a proposal to amend the Company’s Articles of Incorporation to increase the Company’s authorized number of shares of Common Stock from 500,000,000 shares to 1,000,000,000 shares of Common Stock. Proposal I of the definitive Proxy Statement dated February 2, 2011, with respect to the Special Meeting of Stockholders of the Company is hereby amended and supplemented to disclose the following information.

The Board of Directors believes that it is advisable and in the Company’s best interest to increase the number of authorized shares of Common Stock in order for the Company to have available additional authorized but unissued shares of Common Stock in an amount adequate to provide for its future needs. The availability of additional authorized but unissued shares will be achieved by effectuating an increase in the number of authorized shares of Common Stock from 500,000,000 to 1,000,000,000 shares. This step is necessary, in the judgment of the Board of Directors, in order to raise additional capital and carry out our business objectives. Under the Company’s current Articles of Incorporation, as amended, it has the authority to issue 500,000,000 shares of Common Stock and 1,000,000 shares of Preferred Stock. As of the Record Date, 354,176,544 shares of Common Stock were issued and outstanding.

If this proposal is approved, the additional shares of Common Stock will be available for issuance from time to time in the discretion of the Board, normally without further stockholder action (except as may be required for a particular transaction by applicable law, requirements of regulatory agencies or by stock exchange rules), for any proper corporate purpose including, among other things, future acquisitions of property or securities of other corporations, stock dividends, stock splits, stock options, convertible debt and equity financing. As disclosed by the Company in its definitive proxy statement, the Company expects to seek additional financing to secure the necessary capital to implement our business plans, and would require the availability of additional authorized shares. In addition, the Company is likely to issue additional shares of Common Stock in the future for the purpose of providing equity incentives to employees, officers and directors.

The Company stated in the definitive Proxy Statement that it anticipates the possibility of issuing shares of  Common Stock, and/or securities exercisable for or convertible into shares of our Common Stock, in connection with potential future transactions, including financings, strategic alliances and other compensatory purposes to further its growth. At the time the Proxy Statement was filed with the SEC, the Company did not have any such definitive agreements or arrangements. However, as disclosed in the Form 8-K filed on February 28, 2011 (the “Form 8-K”), the Company has recently consummated certain transactions resulting in the issuance of additional equity securities of the Company, which accentuates the Company’s need for seeking the approval of its shareholders of the proposal to increase its authorized number of shares of Common Stock.

As described in the Form 8-K, on February 25, 2011, the Company entered into a securities purchase agreement (the “Purchase Agreement”) and a separate consulting agreement (the “Consulting Agreement”) with Mr. Jon Bakhshi (the “Investor”). Pursuant to the Purchase Agreement, the Investor purchased, at a purchase price of $0.03 per share of Common Stock, an aggregate of (i) 10,000,000 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), (ii) Class A Warrants to purchase 10,000,000 shares of Common Stock which are exercisable at $0.035 per share for a period of 18 months commencing on the date of issuance (the “Class A Warrants”), and (iii) Class B Warrants to purchase 10,000,000 shares of Common Stock which are exercisable at $0.04 per share for a period of 24 months commencing on the date of issuance (the “Class B Warrants”). The Company received total proceeds of $300,000 under the Purchase Agreement and intends to use such proceeds for working capital and general corporate purposes.

Pursuant to the Consulting Agreement, the Company engaged the Investor to perform consulting services related to the Company’s marketing, distribution and general business functions (the “Services”). The Consulting Agreement is for a term of twelve months, unless sooner terminated by either party in accordance with its terms. As compensation for the Services to be provided under the Consulting Agreement, the Company shall pay to the Investor a consulting fee of 10,000,000 restricted shares of the Company’s Common Stock (the “Consulting Shares”) as follows: (i) 2,500,000 Consulting Shares shall be issued upon the date of execution of the Consulting Agreement, and (B) 618,818 Consulting Shares shall be issued each month thereafter, unless the Consulting Agreement is sooner terminated. In addition, the Investor may perform additional services for the Company related to certain strategic initiatives (the “Additional Services”) for which it shall be entitled to additional compensation. Upon successful completion of a strategic initiative, the Company shall award 5,000,000 shares of Common Stock to the Investor; however, the maximum number of additional shares of Common Stock to which the Investor would be entitled for performing Additional Services is 20,000,000 shares. The Company shall have the discretion to approve in advance whether the Investor provides any Additional Services.  The Consulting Agreement may be immediately terminated by the Company at any time upon written notice of such termination to Consultant, provided, however, that in the event the Consulting Agreement is terminated prior to the issuance of at least 5,000,000 Consulting Shares, the Company shall issue the Consultant such number of shares of Common Stock such that the Investor shall have been issued at least 5,000,000 Consulting Shares prior to termination.

In addition, as of February 11, 2011, the Company entered into Stock Purchase Agreements with a limited number of accredited investors pursuant to which the Company offered and sold an aggregate of 5,000,000 shares of Common Stock to such investors and received aggregate gross proceeds of $150,000. The purchase price for the shares of Common Stock sold to these investors was $0.03 per share. Further, as of February 14, 2011, the Company issued 2,500,000 shares of Common Stock to a consultant for services rendered. In addition, on January 18, 2011, the Company awarded Mr. Michael Zuckerman, a member of its Board of Directors, 2,000,000 restricted shares of Common Stock in consideration of his efforts on behalf of the Company in addition to his board service. In each of the above transactions, the Company relied upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”) as transactions not involving any public offering to “accredited investors”, as defined in Rule 501(a) promulgated under the Securities Act.

Pursuant to the transactions described above, we (i) have or will issue an additional 22,000,000 shares of Common Stock; (ii) have reserved for issuance 20,000,000 pursuant to the terms of the Class A Warrants and Class B Warrants sold to the Investor; and (iii) have reserved for issuance an additional 7,500,000 shares to be issued to the Investor under the Consulting Agreement, excluding additional shares which may be issued upon the performance of Additional Services.

As described in the Proxy Statement, as of the Record Date the Company had reserved for future issuance the following shares of Common Stock:

•      3,200,000 shares of Common Stock reserved for issuance upon the conversion of a total of 1,920 shares of Series A Preferred Stock, which remain outstanding;

•      28,825,000 shares of Common Stock reserved for issuance upon the exercise of currently outstanding stock options;

•      5,351,250 shares of Common Stock reserved for issuance underlying unvested restricted stock awards;

•      12,548,750 shares of Common Stock reserved for issuance upon future equity awards which we may make pursuant to our 2009 Equity Incentive Compensation Plan;

•      54,877,830 shares of Common Stock reserved for issuance upon the exercise of outstanding common stock purchase warrants;

•      an additional 15,458,333 shares of Common Stock to investors in the Company’s recently completed private placement; and

•      an aggregate of 1,628,583 shares of Common Stock or warrants to certain third parties, including (i) 250,000 shares under the consulting agreement entered into with the Company’s former Chief Executive Officer in June 2010; (ii) 1,374,583 shares under consulting agreements with other service providers; and (iii) an aggregate of 4,000 shares of restricted stock allocated to our employees. In addition, we estimate that we may issue a maximum of 50,000 additional shares of common stock to a beverage distributor pursuant to an incentive arrangement.

Accordingly, the Company has an immediate need to increase its authorized number of shares of Common Stock to enable it to issue all such shares reserved for issuance. If the Company is not able to issue shares of Common Stock when required, it would need to attempt to negotiate alternative arrangements with such persons in order to such satisfy prior commitments. In doing so, the Company may be required to consent to less favorable terms than currently agreed upon and may need to further utilize its limited cash resources in order to complete any such negotiations. In addition, as described in the Proxy Statement, the Company anticipates the need to issue additional equity securities in the future in order to complete financing transactions which may be needed to enable it to sustain operations, as well as for compensatory purposes. Without the additional authorized Common Stock sought by this proposal, the Company may be unable to complete any further financing transactions, which may be necessary for it to sustain its operations, and it will be difficult for the Company to adequately compensate employees or consultants.  Any inability to obtain required financing, or retain the services of qualified employees or other service providers, could have a material adverse effect on the Company’s business, results of operations and financial condition. If the Company is unsuccessful in raising additional capital and increasing revenues from operations, it will need to reduce costs and operations substantially and it would be unlikely to continue as a going concern.

Required Vote and Board Recommendation

Approval of the proposal to increase the number of authorized shares of Common Stock by amending the Articles of Incorporation requires the affirmative vote of a majority of the shares of Common Stock outstanding on the Record Date. All proxies received by the Board of Directors will be voted for the approval of the amendment to the Articles of Incorporation if no direction to the contrary is given.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE APPROVAL OF THE PROPOSED AMENDMENT TO OUR ARTICLES OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK.

The enclosed amended proxy card has been delivered to shareholders of Skinny Nutritional Corp. along with this Proxy Supplement. If you do not wish to revoke your prior proxy or change your vote, you do not need to return the enclosed proxy card or vote again. Shareholders who have not yet voted are encouraged to vote using the new proxy card or via the telephone or internet. Shareholders that have already voted, may revoke or change their votes by delivering the new proxy card to the Company, by notifying the Secretary  of the Company either in writing prior to the Special Meeting or in person at the Special Meeting, by voting again via the telephone or internet or by attending the Special Meeting and voting in person. Any proxy may be revoked at any time before it is voted at the Special Meeting, as adjourned.

REGARDLESS OF WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, YOU ARE URGED TO VOTE AS SOON AS POSSIBLE BY PROXY EITHER VIA TELEPHONE, INTERNET OR MAIL, IN ACCORDANCE WITH THE ENCLOSED VOTING INSTRUCTIONS. IF YOU VOTE BY MAIL, MARK, SIGN AND DATE THE PROXY CARD IN ACCORDANCE WITH THE INSTRUCTIONS ON THE PROXY CARD AND RETURN IT IN THE ENCLOSED PRE-ADDRESSED, POSTAGE-PAID ENVELOPE AS SOON AS POSSIBLE.

By Order of the Board of Directors

Michael Salaman, Chairman

March 1, 2011

SKINNY NUTRITIONAL CORP.
Special Meeting of Shareholders – March 11, 2011

THIS PROXY IS SOLICITED BY AND ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Michael Salaman and Donald J. McDonald and each of them, as proxies, each with full power of substitution, to represent and vote all the shares of Common Stock of Skinny Nutritional Corp. (the “Company”) that the undersigned is entitled to vote at the Special Meeting of Stockholders of Skinny Nutritional Corp. to be held on March 11, 2011 and at any adjournments thereof, hereby revoking any proxy heretofore given. The undersigned instructs such proxies to vote:

1.           Proposal to approve the amendment of the Company’s Articles of Incorporation to increase the number of shares of Common Stock authorized to be issued to 1,000,000,000 shares of Common Stock.

FOR    ☐                                                       AGAINST    ☐                                                      ABSTAIN    ☐

and to vote upon any other business as may properly become before the meeting or any adjournment thereof, all as described in the Proxy Statement dated February 2, 2011, as supplemented on March 1, 2011, receipt of which is hereby acknowledged.

Either of the proxies or their respective substitutes who shall be present and acting shall have and may exercise all the powers hereby granted.

Important Notice Regarding the Availability of Proxy Materials
for the Special Meeting of Stockholders on March 11, 2011

The Proxy Statement is available at:  http://www.shareholdermaterial.com/SKNY.

(Please date and sign on reverse side)

This proxy, when properly executed, will be voted as directed. If no directions to the contrary are indicated, the proxy agents intend to vote FOR the proposal to increase the authorized number of shares of Common Stock.

A majority of the proxy agents present and acting in person, or by their substitutes (or if only one is present and acting, then that one) may exercise all the powers conferred hereby. DISCRETIONARY AUTHORITY IS CONFERRED HEREBY AS TO ALL OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

PLEASE SIGN AND RETURN THE PROXY IN THE ENCLOSED ENVELOPE.

Date_________________________________________________

Signed_______________________________________________

______________________________________________
(Please date and sign exactly as name appears at left. Each joint owner should sign. Executors, administrators, trustees, etc. should so indicate when signing.)

YOUR VOTE IS IMPORTANT -- VOTE TODAY IN ONE OF THREE WAYS:

After you call the phone number below, you will be asked to enter the control number at the bottom of the page.  You will need to respond to only a few simple questions.  Your vote will be confirmed and cast as directed.  Call toll-free in the U.S. or Canada at 866.702.2536 on a touch-tone telephone.
Log-on to https://proxypush.com/itc Enter your control number printed below and vote your proxy by checking the appropriate boxes Click on “Accept Vote”.	If you do not wish to vote by telephone or over the internet. Please complete, sign, date and return the above proxy card in the postage prepaid envelope provided.

All votes must be received by 5:00 pm, Eastern Standard Time March 10, 2011.

YOUR CONTROL NUMBER IS:  ____________________________